Exhibit A-22


    (FORM OF FACE OF THE ENVIRONMENTAL SERIES [       ] BOND)

     THIS BOND IS NOT TRANSFERABLE EXCEPT TO A SUCCESSOR TRUSTEE
UNDER THE TRUST INDENTURE, DATED AS OF _____________ 1, 199__
BETWEEN THE PARISH OF WEST FELICIANA, STATE OF LOUISIANA, AND
_____________________________________, AS TRUSTEE.

                  GULF STATES UTILITIES COMPANY

       FIRST MORTGAGE BOND, ENVIRONMENTAL SERIES [       ]

                     DUE ___________________

     GULF STATES UTILITIES COMPANY, a Texas corporation (hereinafter sometimes called the "Company"), for value received, hereby promises to pay to __________________, as Trustee under
the Trust Indenture, dated as of ____________ 1, 199    between
the Parish of West Feliciana, State of Louisiana, and __________________, as Trustee, or registered assigns,
___________________ Dollars on ___________________, without
interest thereon.

     The principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture.

     This bond is one of the bonds, of the above designated series (hereinafter referred to as the "Environmental Series [
] Bonds"), of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except in so far as any sinking and/or improvement fund, maintenance and replacement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures
supplemental thereto, to and including a [             ]
Supplemental Indenture dated as of _________ 1, 199__, to Chemical Bank, as Trustee (hereinafter referred to as the "Trustee"), to which Indenture of Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the Indenture) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holder of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.

     The Environmental Series [         ] Bonds have been issued
by the Company to secure the payment when due (whether at
maturity, by acceleration, upon redemption, or otherwise) of the principal of and interest on the Parish of West Feliciana, State of Louisiana, Pollution Control Revenue Refunding Bonds (Gulf
States Utilities Company Project) Series 1994 (hereinafter called the ''Parish Series 1994 Bonds"). Notwithstanding any provision herein to the contrary, the obligation of the Company to make payments with respect to the principal of Environmental Series [
] Bonds and to deposit cash to redeem bonds of such series shall be fully or partially, as the case may be, satisfied and
discharged to the extent that, at the time that any such payments or deposits shall be due, the then due principal of and interest on the Parish Series [ ] Bonds shall have been fully or partially paid or there shall be in the Bond Fund established pursuant to the Trust Indenture, dated as of _____________ 1, 199__ (herein referred to as the "Trust Indenture"), between the Parish of West Feliciana, State of Louisiana, and _____________________, as Trustee (the "Parish Trustee"), sufficient available funds to fully or partially pay the then due principal of and interest on the
Parish Series [     ] Bonds.  The Trustee may conclusively
presume that the obligation of the Company to make payments with
respect to the principal of the Environmental Series [      ]
Bonds have been fully satisfied and discharged unless and until the Trustee shall have received a written notice from the Parish Trustee, signed by its President, a Vice President or a Trust Officer, stating (i) that timely payment of the principal of and
interest on the Parish Series [    ] Bonds (whether upon
acceleration of maturity or otherwise) has not been made, (ii) that there are not sufficient available funds in the Bond Fund under the Trust Indenture to make such payment, and (iii) the amount of additional funds that are required to make such payment or redemption.

     The Environmental Series [         ] Bonds are subject to
redemption prior to maturity upon the optional or mandatory
redemption, in whole or in part, of the Parish Series [     ]
Bonds issued under the Trust Indenture, or upon the acceleration of maturity of all or any part of the Parish Series [ ] Bonds as provided in the Trust Indenture. To cause the redemption of the
Environmental Series [        ] Bonds, the Parish Trustee shall
deliver to the Trustee (and mail a copy thereof to the Company) a written demand (hereinafter referred to as the "Redemption Demand") for the redemption of the Environmental Series [
] Bonds equal, as nearly as practicable, in principal amount to the sum of (i) the principal amount of Parish Series [ ] Bonds and (ii) ______-twelfths (__/12) of the annual interest due on
such Parish Series [     ] Bonds to be redeemed or paid upon such
accelerated maturity to be redeemed by the Company, on the date fixed for redemption of Parish Series [ ] Bonds, at the principal amount thereof. The Redemption Demand shall be signed by the President, a Vice President or a Trust Officer of the Parish Trustee stating that, as the case may be, the Parish Series [
] Bonds have become immediately due and payable pursuant to
Section 10.2 of the Trust Indenture, upon the occurrence of an Event of Default under Section 10.1(a) or (b) of the Trust Indenture, or Parish Series [ ] Bonds are to be redeemed pursuant to Section 4.1(b) of the Trust Indenture and specifying the date fixed for the redemption and the principal amount thereof. The Redemption Demand shall also contain a waiver of notice of such redemption by the Parish Trustee, as holder of all the
Environmental Series [        ] Bonds then outstanding.  The
Trustee may conclusively presume the statements contained in the Redemption Demand to be correct. Redemption of the Environmental
Series [       ] Bonds shall be in principal amount equal, as
nearly as practicable, to the sum of (i) the principal amount of the Parish Series l994 Bonds and (ii) ________-twelfths (__/12) of the annual interest due on such Parish Series
[    ] Bonds to be redeemed or paid upon accelerated maturity,
and such amounts shall become and be due and payable on the redemption date or the date of accelerated maturity. The Company hereby covenants that, if a Redemption Demand shall be delivered to the Trustee, the Company, subject to the provisions of the preceding paragraph regarding the satisfaction and discharge of this obligation, will deposit with the Trustee, on or before the
redemption date of the Environmental Series [          ] Bonds so
called for redemption, an amount in cash sufficient to redeem such Bonds so called for redemption, plus any premium and accrued interest thereon.

     If this bond or any portion thereof (One Thousand Dollars or an integral multiple thereof) is duly called for redemption and payment duly provided for or otherwise duly satisfied and discharged as specified in the Indenture (including but not
limited to Section 1.01 of the [             ] Supplemental
Indenture), this bond or such portion thereof shall cease to be entitled to the lien of the Indenture from and after the date payment is so provided for or otherwise duly satisfied and discharged and shall cease to bear interest from and after the redemption date.

     In the event of the selection for redemption of a portion only of the principal of this bond, payment of the redemption price will be made only (a) upon presentation of this bond for notation hereon of such payment of the portion of the principal of this bond so called for redemption, or (b) upon surrender of this bond in exchange for a bond or bonds of authorized denominations of the same series, for the unredeemed balance of the principal amount of this bond.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five per cent in principal amount of the bonds (exclusive of bonds disqualified by reason of the Company's interest therein ) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty per cent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid.

     By acceptance of this bond the Parish Trustee agrees, for itself and the holders from time to time of the Parish Series [ ] Bonds, to deliver this bond to the Company for cancellation when required under the provisions of Section _______ of the [ ] Supplemental Indenture.

     The Parish Trustee, as original holder of all the bonds of this series, consented to the execution and delivery by the Company and Chemical Bank, Trustee, of a supplemental indenture to modify the Indenture (i) to eliminate the requirement for a maintenance and replacement fund and all references and requirements relating thereto and (ii) to eliminate all requirements with respect to and all references to a minimum provision for depreciation. Such consent is binding upon all subsequent holders of all bonds of this series. By virtue of the
[                    ] receipt of the Parish Series [       ]
Bonds, each holder thereof shall be deemed to have consented to the action of the Parish Trustee in consenting to and approving the modifications and amendments of the Indenture as described herein. Such modifications shall become effective if and when requisite consents have been obtained from holders of bonds of other series and a supplemental indenture effecting such modifications has been duly authorized and executed or on June 2, 2010, whichever occurs first.

     Subject to the restriction noted on this bond, this bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the corporate trust office of the Trustee in the Borough of Manhattan, City and State of New York, upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of the charges provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.

     The registered owner of this bond, at the option of such registered owner, may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

     If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in the cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.

     No recourse shall be had for the payment of the principal of this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or such predecessor or successor corporation, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.

     This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.

     IN WITNESS WHEREOF, Gulf States Utilities Company has caused these presents to be executed in its corporate name, by facsimile signature or manually, by its Chairman of the Board of Directors or its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer under its corporate seal or a facsimile thereof, all as of

                               GULF STATES UTILITIES COMPANY


                               By ______________________________
                                 Vice President-Financial
                                        Strategies

_______________________________
   Assistant Treasurer